Exhibit (10)

                     USERNET SOFTWARE ACQUISITION AGREEMENT

               THIS AGREEMENT made as of the 22nd day of May, 1997

A M O N G:

UNISYS CORPORATION, a company formed under the laws of the State of Delaware

(hereinafter called "Unisys")

- and -

UNISYS CANADA INC., a company formed under the laws of Canada

(hereinafter called "Unisys Canada")

- and -

3364569 CANADA INC., a company formed under the laws of Canada

(hereinafter called the "Purchaser")

- and -

TENGTU INTERNATIONAL CORP., a company formed under the laws of Canada

(hereinafter called "Tengtu")


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WHEREAS Unisys Canada is the owner of certain computer software known as
"UserNet" and the trademark known as "ICONIX", together with certain related intellectual property rights;

AND WHEREAS Unisys is the owner of the trademark known as "USERNET", together with certain related intellectual property rights;

AND WHEREAS the Purchaser wishes to purchase from each of Unisys and Unisys Canada its respective interests in that software and those intellectual property rights under the terms and conditions herein specified;

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained and provided for, the parties hereto agree as follows:

                             PART I - INTERPRETATION

1.1
DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings herein:

"Closing" means the date hereof.

"Development Documentation" shall mean a complete copy of all plans, specifications, applicable documentation and other explanatory materials, technical or otherwise, including programmer's notes, pertaining to the Software, including without limitation the online notes for version 4.0 of the Software, in the possession of Unisys Canada.

"Encumbrance" shall mean, in respect of property, including intangible property, any encumbrance of any kind whatever and includes a security interest, mortgage, lien, pledge, assignment, charge, trust or deemed trust (whether contractual, statutory or otherwise arising), any restriction, royalty or obligation to pay a royalty or any other right or claim of others of any kind whatever affecting the applicable property and any restrictive covenant or other agreement, restriction or limitation (registered or unregistered), on the use of the applicable property; and "Encumber" has a corresponding meaning.

"Enhancements" shall mean any and all modifications, additions, or substitutions made by Unisys Canada to the Software as of the date first above written.

"Hardware" shall mean the networked hardware environment which consists of the units identified on Schedule A, as attached hereto.

"ICONIX Trademark" shall mean the registered Canadian trademark "ICONIX".

"Intellectual Property Rights" shall mean the Trademarks and those rights to use, copy, adapt or distribute the Software including: (A) any and all proprietary rights provided under (i) patent law, (ii) copyright law, (iii) trade mark law, or (iv) any other statutory provision or common law principle applicable which may provide a right in either (ideas, formulae, algorithms, concepts, inventions or know-how generally, including trade secret law), or the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; and (B) any and all applications, registrations or any other evidence of a right in any of the foregoing;

"Mailing List" shall mean the Unisys/ICONIX customer mailing list and any product marketing documentation not containing any reference to Unisys or Unisys Canada and not otherwise reusable by Unisys or Unisys Canada for non-ICONIX products or services.

"Non-Compete Period" shall mean from the date hereof until the later of: (i) December 31, 1997; and (ii) the date of completion of delivery of any product ordered pursuant to any valid purchase orders from the Peel School Board of Education outstanding as of December 31, 1997.

"Software" shall mean the following: (i) the source code for UserNet 3.xx, (ii) the executable object code for UserNet 3.xx, and (iii) Enhancements.

"Tools" shall mean the software development tools including Microsoft Visual Basic and C++ that are presently loaded on the Hardware and are not restricted by Unisys Canada's corporate site licenses.

"User Documentation" shall mean all manuals and other written materials relating to the use and operation of the Software including without limitation the course training materials.

"UserNet Development Environment" shall mean the Software, Hardware, Development Documentation, User Documentation and Tools.

"UserNet 3.xx" shall mean UserNet versions of 3.0 and 3.5.

"UserNet Trademark" shall mean the registered United States trademark "USERNET" (Reg. No. 1,429,892).

1.2
INTERPRETATION. For all purposes of the Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)
"this Agreement" means this software acquisition agreement as it may from time to time be supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

(b)
the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision;

(c)
the headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(d)
the word "including", when following any general statement, term or matter, shall not be construed to limit such general


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statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest scope of such general statement, term or matter;

(e)
all references to currency herein are deemed to mean the currency of Canada; and

(f)
any reference to an entity shall include and shall be deemed to be a reference to any entity that is a successor to such entity.

               PART II - REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1
Unisys Canada hereby represents, warrants and covenants to the Purchaser and acknowledges that the Purchaser is relying on such representations, warranties and covenants in entering into this Agreement:

(a)
This Agreement has been duly executed and delivered by each of Unisys and Unisys Canada and constitutes a valid and binding obligation of each of Unisys and Unisys Canada enforceable against them in accordance with its terms. The Intellectual Property Rights to be acquired by the Purchaser hereunder are valid and enforceable. All registrations and filings with all relevant governmental intellectual property offices, domestic and foreign, required to evidence or protect or preserve the Intellectual Property Rights in Canada and the United States have been made, are up-to-date, are valid, subsisting and enforceable, are in good standing and all fees in connection therewith have been paid. Each of Unisys and Unisys Canada shall reasonably assist Purchaser in transferring all trademarks and copyright registrations for the ICONIX Trademark, the UserNet Trademark and the Software. Each of Unisys and Unisys Canada shall reasonably assist Purchaser to register and/or enforce all patents, copyrights, trade secret rights and other forms of intellectual property protection relating to the Software in any and all countries, provided that in no event shall either Unisys or Unisys Canada be required to incur any out-of-pocket costs in connection therewith.

(b)
To the knowledge of each of Unisys and Unisys Canada, there are no legal actions pending by any third party, including any governmental agency, relating to the UserNet Development Environment, nor is either such party aware of: (i) any adverse claim which has ever been, or is currently being, threatened against the UserNet Development Environment, the Intellectual Property Rights or the Software; of (ii) any claim by any third party that any of the Intellectual Property Rights or the intellectual property rights in the Software is or may be invalid or unenforceable.

(c)
Unisys and Unisys Canada have the full right to sell, transfer and assign the UserNet Development Environment, including any component software comprising a part thereof, to the Purchaser in the manner contemplated herein and without any restrictions of any kind whatsoever other than the Software License Agreement among the parties hereto and dated the date hereof and those restrictions imposed upon the Purchaser under this Agreement.

(d)
Unisys or Unisys Canada is the owner of the Intellectual Property Rights and User Development Environment, and are, if applicable, registered as the sole owners of the Intellectual Property Rights and have full and exclusive right, title, and interest in each of the Intellectual Property Rights and the Software, free and clear of all Encumbrances. To the knowledge of Unisys and Unisys Canada, no portion of the Software uses coies or comprises the work of any third party including, without limitation, the structure, sequence or organization of any third party work. No royalty or other consideration is due to any third party arising out of the creation, copying or distribution of the Software or Intellectual Property Rights therein.

(e)
Except as previously disclosed to the Purchaser, neither Unisys nor Unisys Canada have granted, transferred, licensed or assigned any right or interest in either the Intellectual Property Rights or the Software to any third party which is or could be in any way inconsistent with the rights acquired or to be acquired by the Purchaser hereunder. There are no contracts, agreements, licenses or other commitments or arrangements in effect with respect to or which would permit the manufacture, marketing, distribution, licensing, promotion, maintenance or support of the Software or any part thereof by any third party. To the knowledge of Unisys and Unisys Canada, no third party has a copy of the source code of the Software.

(f)
To the knowledge of each of Unisys and Unisys Canada, the Software has not been published under circumstances that have created loss of any copyright or trade secret protection therein.

(g)
To the knowledge of each of Unisys and Unisys Canada, the use by the Purchaser in the manner contemplated herein of hte Software in the form delivered soes not and will not infringe any copyright, trade secret, intellectual property or other proprietary rights of any third party.

(h)
No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is requried or desirable for the assignment by Unisys and Unisys Canada of the UserNet Development Environment.

(i)
Unisys and Unisys Canada have the entire right to assign to the Purchaser the Intellectual Property Rights in accordance with the terms of this Agreement and in any agreement referred to or contemplated in this Agreement and such assignment of rights is sufficient to allow the Purchaser to carry out the business of marketing, licensing, selling, exploiting, installing, operating, maintaining and supporting the Software.

2.2
The representations and warranties of each of Unisys and Unisys Canada contained in this Part II shall survive Closing for a period of one year, and shall thereafter be void and have no further effect.

2.3
The total aggregate liability of Unisys and Unisys Canada for all claims made against them by the Purchaser and/or Tengtu for any breaches of the representations and warranties contained in Section 2.1 hereof shall not exceed $200,000. Neither Unisys nor Unisys Canada shall be liable hereunder for any breach of representation or warranty as of the date hereof known by

Purchaser or Tengtu to be untrue.

                       PART III - SALE, POSSESSION AND USE

3.1
In consideration of the payment of the purchase price, as set out in Part IV:
(i) Unisys hereby sells, assigns and transfers to the Purchaser the UserNet Trademark; and (ii) Unisys Canada hereby sells, assigns and transfers to the Purchaser the remaining Intellectual Property Rights and each of Unisys and Unisys Canada confirms the Purchaser's right to exercise all rights and benefits incident to ownership of the Intellectual Property Rights including, without limitation, the right to take the following actions, in each case subject to the terms and conditions set forth herein and in the Software License Agreement:

(a)
copy, reproduce, sell, license, modify, develop, enhance, merge, adopt, transcribe or otherwise distribute copies of the derivative works thereof, in whole or in part;

(b)
develop, modify, use, reproduce, display or license the derivative works thereof, for purposes of promoting and demonstrating the Products;

(c)
develop, use and reproduce derivative works of the Software as necessary to prepare or integrate Enhancements thereto; and

(d)
sue or commence proceedings against others for infringement of the rights acquired hereunder.

                        PART IV - PURCHASE AND OWNERSHIP

4.1
PURCHASE PRICE. The purchase price for a 100% undivided interest in the UserNet Development Environment, the Mailing List and the Intellectual Property Rights shall be $200,000 plus applicable taxes (the "Purchase Price"). The Purchase Price shall be allocated as follows: (i) $199,999 to the Software; and (ii) $1 to all remaining assets being purchased.

4.2
PAYMENT OF PURCHASE PRICE. The Purchaser agrees to make payment of the Purchase Price to Unisys and Unisys Canada by wire transfer payable in immediate funds to Unisys Canada at closing.

4.3
RECEIPT OF USERNET DEVELOPMENT ENVIRONMENT AND MAILING LIST. Unisys Canada agrees to provide to the Purchaser at Closing the UserNet Development Environment and Mailing List on diskette or hard drive in order to permit the Purchaser to verify that Unisys Canada has properly delivered the UserNet Development Environment and Mailing List.

                            PART V - INDEMNIFICATION



5.1
Unisys Canada agrees, in respect of the Software, to forthwith defend and indemnify and hold the Purchaser and its directors, officers, agents, employees, licensees, assignees and designees harmless from and against any and all losses, costs (including all legal fees), claims, damages, demands, actions and causes of action which any of them may incur, suffer or become liable for as a result of or in connection with any claim now exiting or in the future arising out of:
(i) the licensing, sale or use of the Software by Unisys Canada prior to the Closing; and (ii) the licensing or sale of Software by Unisys Canada during the Non-Compete Period.

5.2
The Purchaser and Tengtu agree to forthwith defend and indemnify and hold each of Unisys, Unisys Canada and their respective directors, officers, affiliates, agents, employees, licensees, assignees and designees harmless from and against any and all losses, costs, claims, damages, demands, actions and causes of action which any of them may incur, suffer or become liable for as a result of or in connection with any claim in the future arising out of the licensing, sale or use of Software, any other Intellectual Property Rights or the UserNet Development Environment by the Purchaser, Tengtu or any of their permitted successors and assigns following the Closing.

                                PART VI - GENERAL

6.1
ASSIGNMENT AND REPURCHASE RIGHTS. No party may assign this Agreement without the written consent of the other parties, except that the Purchaser may assign this Agreement without the prior written consent of Unisys and/or Unisys Canada to Tengtu or an affiliate thereof. In no event may the Purchaser, or any successor or assign of the Purchaser, assign or transfer to EMC Partners, Michael Ozerkevich, Jeffery Shulamn or any partner or affiliate thereof, within one year following the date hereof, any rights in the UserNet Development Environment or the Intellectual Property Rights.

6.2
LAW OF AGREEMENT. This Agreement shall be governed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, as interpreted by the Courts of such province, and the parties irrevocably attorn to the jurisdiction of the courts of such province.

6.3
SUCCESSORS AND ASSIGNS. Subject to the restrictions on assignment and trasnfer herein contained, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs executors, administrators and other legal representatives, successors, and assigns.

6.4
SEVERABILITY. Each provision of this Agreement is intended to be severable. If any provision hereof is illegal or invalid, such illegality or invalidity shall not affect the validity of the remainder hereof.

6.5
TIME OF THE ESSENCE.  Time shall be of the essence of this Agreement.



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6.6
UNITED NATIONS CONVENTION. The rights and obligations under this Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods and/or any local implementing legislation, the application of which is expressly excluded.

6.7
COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts each of which, when so executed and delivered, shall be deemed to constitute an original, but all of which together shall constitute one and the same agreement.

6.8
ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto, other than the Software License Agreement among the parties hereto dated the date hereof. Schedule A attached hereto shall form a part of this Agreement. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, expressed, implied or statutory, between the parties other than as expressly set forth in this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereot as of the date first above written.

UNISYS CORPORATION

By:               /S/
    -----------------
Name: Gerald A. [illegible]
Title: President, GCS Group

I have the authority to bind the Corporation.

UNISYS CANADA INC.

By:             /S/
    ---------------
Name: GARTH [illegible]
Title: G.M. G.C.S. CANADA


I have the authority to bind the Corporation.

3364569 CANADA INC.

By:             /S/
    ---------------
Name: President
Title: Greg McLelland


I have the authority to bind the Corporation.

TENGTU INTERNATIONAL CORP.

By:             /S/
    ---------------
Name: Barry D. Clark
Title: President

I have the authority to bind the Corporation.



                                   SCHEDULE A

                           USERNET HARDWARE INVENTORY


SERIAL NUMBER               DESCRIPTION                     SERIAL NUMBER          DESCRIPTION
A-5467700-000               486-DX266                       A-5387291-000       Pentium - 90 MHZ
                            16 Meg Memory                                       Mini Tower
                            420 IDE Conner                                      24 Meg Memory
                            Hard Drive                                          2.5 GB Scsi Wide
                            Nic Card                                            Hard Drive
                            On Board Video                                      Ncr Scsi
                            CA910001VDC                                         Controller Card
                            Monitor                                             2 Nic Cards
                            Keyboard                                            Pci Video Card
                            Mouse                                               Keyboard
                                                                                Mouse
                                                                                Samsung4237LR
                                                                                Monitor
A-5014281                   486-DX266                       A-5489565           Pentium - 75 MHZ
                            16 Meg Memory                                       32 Meg Memory
                            240 Scsi  Hard                                      340 IDE Hard
                            Drive                                               Drive
                            1520 Adaptec Scsi                                   Nic Card
                            Card                                                On Board Video
                            Nic Card                                            Fax Modem
                            On Board Video                                      SVG 100-COL -
                            CA910001VDC                                         Monitor
                            Monitor                                             PCK 101-KBD
                            Keyboard                                            Mouse
                            Mouse







A-5012365                   486-DX266
                            8 Meg Memory
                            340 Scsi Hard
                            Drive
                            1540 Adaptec Scsi
                            Card
                            Nic Card
                            On Board Video
                            CA910001VDC
                            Monitor
                            Keyboard
                            Mouse
                            A-3012T Hub